Exhibit 3.1

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684 5708

Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller	Document Number 20100405675-60
Ross Miller Secretary of State	Date and Time 06/01/2010 7:10AM
State of Nevada	Entity Number E0283 19201 0-8

ARTICLES OF INCORPORATION (PURSUANT TO NRS CHAPTER 78)

1. Name of Corporation:	GREEN & QUALITY HOME LIFE
2. Resident Agent for Service of Process:	STATE AGENT AND TRANSFER SYNDICATE, INC. 112 NORTH CURRY STREET CARSON CITY, NEVADA 89703
3. Authorized Stock:	Number of shares with par value: 75,000,000 Par Value: $.001 Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees:	FABIO NARITA 112 NORTH CURRY STREET CARSON CITY, NEVADA 89703
5. Purpose:	The purpose of the Corporation shall be:
6. Name, Address and Signature of Incorporator:	Kris Osborn for Agent and Transfer Syndicate, Inc. 112 North Curry Street Carson City NV 89703	/s/Kris Osborn Signature
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
8.	/s/Kris Osborn Authorized Signature of R.A. or On Behalf of R.A. Company	6/01/2010 Date

NUMBER OF PAGES ATTACHED 1

Addendum to the

ARTICLES OF INCORPORATION

OF

GREEN & QUALITY HOME LIFE

PARAGRAPH THREE

SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001).  Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as proved by law.  Cumulative voting shall not prevail in any election by the shareholders of this corporation.

PARAGRAPH EIGHT

ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation of its stock holders for damages for breach of fiduciary duty as an officer or director.  This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.

PARAGRAPH NINE

AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.